Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of Medigus Ltd. of our report dated April 21, 2020, which appears in Medigus Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2019, relating to the consolidated financial statements of Algomizer Ltd. for the period from September 4, 2019 through December 31, 2019.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

	By:	/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co. Certified Public Accountants
Tel Aviv, Israel Date: April 21, 2020		A Firm in the Deloitte Global Network